     As filed with the Securities and Exchange Commission on April 2, 1999
                                                      Registration No. 333-16639
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           The Securities Act of 1933
                               __________________

                              SCP Pool Corporation

             (Exact name of registrant as specified in its charter)

                               __________________

           Delaware                                            36-3943363
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                            109 Northpark Boulevard
                        Covington, Louisiana 70433-5001
   (Address, including zip code of registrant's principal executive offices)
                               __________________


                              SCP Pool Corporation

                             1995 Stock Option Plan

                            (Full title of the plan)
                               __________________


                                Craig K. Hubbard
                              SCP Pool Corporation
                            109 Northpark Boulevard
                        Covington, Louisiana 70433-5001
                           Telephone: (504) 892-5521

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copy to:

                              Stephen L. Ritchie
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                           Telephone: (312) 861-2000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

     As originally filed on November 22, 1996, this Registration Statement registered 900,000 shares (as adjusted for two 3-for-2 stock splits in September 1997 and July 1998) of Common Stock of SCP Pool Corporation (the "Company") which had been approved for issuance under the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan"). Subsequently, the Company approved the SCP Pool Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan"), with the understanding that shares remaining available for issuance pursuant to the 1995 Stock Option Plan would be issued instead pursuant to the 1998 Stock Option Plan.

     Accordingly, this Post-Effective Amendment is being filed to de-register 332,173 shares previously registered for issuance pursuant to the 1995 Stock Option Plan. The 332,173 shares shall be registered under a Registration Statement on Form S-8 being filed by the Company for shares issuable under the 1998 Stock Option Plan.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on the 31st day of March, 1999.

                                    SCP POOL CORPORATION

                                    By: /s/ Wilson B. Sexton
                                       ---------------------------------
                                           Wilson B. Sexton
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY
                               ------------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilson B. Sexton and Craig K. Hubbard and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 1999.

Signature                               Title

/s/ Wilson B. Sexton                    Chairman, Chief Executive Officer, and
-----------------------------------     Director
Wilson B. Sexton

/s/ Manuel J. Perez de la Mesa          President, Chief Operating Officer
-----------------------------------
Manuel J. Perez de la Mesa

/s/ Craig K. Hubbard                    Secretary, Treasurer and Chief Financial
-----------------------------------     Officer
Craig K. Hubbard

/s/ Andrew W. Code                      Director
-----------------------------------
Andrew W. Code

/s/ James J. Gaffney                    Director
-----------------------------------
James J. Gaffney

/s/ Peter M. Gotsch                     Director
-----------------------------------
Peter M. Gotsch

/s/ Frank J. St. Romain                 Director
-----------------------------------
Frank J. St. Romain

/s/ Robert C. Sledd                     Director
-----------------------------------
Robert C. Sledd

                               INDEX TO EXHIBITS
                               -----------------


                                                                  Sequential
Exhibit                                                           Page
Number    Description                                             Number
------    -----------                                             ----------
23.1      Consent of Ernst & Young LLP.